AMERICAN STRATEGIC MINERALS CORPORATION
(Exploration Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
American Strategic Minerals Corporation
(Exploration Stage Company)

We have audited the accompanying balance sheet of American Strategic Minerals Corporation (Exploration Stage Company) as of December 31, 2011 and the related statement of operations, changes in stockholders' deficit, and cash flows for the period from April 30, 2011 (Inception) to December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

 We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Strategic Minerals Corporation as of December 31, 2011, and the results of its operations and its cash flows during the exploration stage from April 30, 2011 (Inception) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KBL, LLP
New York, New York
January 30, 2012

AMERICAN STRATEGIC MINERALS CORPORATION
(EXPLORATION STAGE COMPANY)
BALANCE SHEET

December 31,
2011

ASSETS

Current assets:
Cash	$129,152
Prepaid expenses	20,000

Total current assets	149,152

Other assets:
Deposits	3,500

Total Assets	$152,652

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$4,000
Notes payable - related party	152,974
Advances payable	100,000
Total liabilities	256,974

Stockholders' Deficit:
Common stock, no par value, 100,000 shares
authorized: 100,000 issued and outstanding at December 31, 2011	5,000
Accumulated deficit	(109,322)

Total stockholders' deficit	(104,322)

Total liabilities and stockholders' deficit	$152,652

See accompanying notes to financial statements.

AMERICAN STRATEGIC MINERALS CORPORATION
(EXPLORATION STAGE COMPANY)
STATEMENT OF OPERATIONS

PERIOD FROM INCEPTION
APRIL 30, 2011 TO
DECEMBER 31, 2011

Revenues	$-

Expenses
General and administrative	9,848
Impairment of mining rights	99,474
Total operating expenses	109,322

Loss from operations	(109,322)

Net loss	(109,322)

NET LOSS PER COMMON SHARE:
Basic and Diluted	24,490

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING - Basic and Diluted	(4.46)

See accompanying notes to financial statements.

AMERICAN STRATEGIC MINERALS CORPORATION
(EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE PERIOD FROM INCEPTION (APRIL 30, 2011) TO DECEMBER 31, 2011

			Accumulated
			Deficit
	Common Stock		During	Total
	No Par Value		Exploration	Stockholders'
	Shares	Amount	Stage	Deficit

Balance from inception (April 30, 2011)	-	-	-	-

Common stock issued to officers for cash	100,000	5,000	-	5,000

Net loss for the period ended December 31, 2011	-	-	(109,322)	(109,322)

Balance at December 31, 2011	100,000	$5,000	$(109,322)	$(104,322)

See accompanying notes to financial statements.

AMERICAN STRATEGIC MINERALS CORPORATION
(EXPLORATION STAGE COMPANY)
STATEMENT OF CASH FLOWS

PERIOD FROM INCEPTION
APRIL 30, 2011 TO
DECEMBER 31, 2011

Cash flows from operating activities:
Net loss	$(109,322)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment of mining rights	99,474

Changes in operating assets and liabilities
(Increase) in prepaid expenses	(20,000)
(Increase) in deposits	(3,500)
Increase in accounts payable and accrued expenses	4,000

Net cash used in operating activities	(29,348)

Cash flows from financing activities:
Proceeds from advances payables	100,000
Proceeds from promissory note - related party	53,500
Proceeds from sale of common stock	5,000
Net cash provided by financing activities	158,500

Net increase in cash	129,152

Cash at beginning of year	-

Cash at end of year	$129,152

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-
Income taxes	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issuance of a note payable to a related party in connection with
the purchase of mining rights	$99,474

See accompanying notes to financial statements.

AMERICAN STRATEGIC MINERALS CORPORATION
 (EXPLORATION STAGE COMPANY)
December 31, 2011

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization

American Strategic Minerals Corporation (“the Company”), formerly Nuclear Energy Corporation, was incorporated under the laws of the State of Colorado on April 30, 2011.  The Company owns mining leases of federal unpatented mining claims and lease private lands in the states of Utah and Colorado for the purpose of exploration and potential development of uranium and vanadium minerals.

The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  For the period from April 30, 2011 (Inception) through December 31, 2011, the Company has accumulated losses of $109,322.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $109,322 as of December 31, 2011, negative cash flows from operating activities and net loss of $29,348 and $109,322, respectively, for the period from April 30, 2011(Inception) to December 31, 2011.  The Company anticipates further losses in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties. Management intends to finance operating costs over the next twelve months with private placement of common stock.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Exploration Stage Company

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company has not commenced business operations. The Company is an exploration stage company as defined in Accounting Standards Codification (“ASC”) 915 “Development Stage Entities”.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.  The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. In addition to the basic insurance deposit coverage, the FDIC is providing temporary unlimited coverage for non-interest bearing transaction accounts through December 31, 2012. For the period ended December 31, 2011, the Company has not reached bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

AMERICAN STRATEGIC MINERALS CORPORATION
(EXPLORATION STAGE COMPANY)
December 31, 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates and Assumptions

The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company adopted Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurements and Disclosures”, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing US GAAP that require the use of fair value measurements which establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying amounts reported in the balance sheet for cash, prepaid expenses, accounts payable, accrued expenses, advances payable and notes payable – related party approximate their estimated fair market value based on the short-term maturity of this instrument.

In addition, FASB ASC 825-10-25 “Fair Value Option” was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.

Income Taxes

Income taxes are accounted for under the asset and liability method in accordance with ASC 740, “Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases as well as operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of the asset is unlikely to be recognized.

The Company follows ASC 740 rules governing uncertain tax positions, which provides guidance for recognition and measurement. This prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognization, classification and disclosure of these uncertain tax positions.

AMERICAN STRATEGIC MINERALS CORPORATION
(EXPLORATION STAGE COMPANY)
December 31, 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basic and Diluted Net Loss per Share

Net loss per common share is calculated in accordance with ASC Topic 260: Earnings Per Share (“ASC 260”). Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. The Company did not have any common stock equivalents at December 31, 2011.The following table sets forth the computation of basic and diluted loss per share:

For the period from inception, April 30, 2011 to December 31, 2011
Numerator:
Net loss	$(109,322)

Denominator:
Basic and diluted loss per share
(weighted-average shares)	24,490

Basic and diluted loss per share	$(4.46)

Mineral Property Acquisition and Exploration Costs

Costs of lease, acquisition, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. The Company has chosen to expense all mineral acquisition and exploration costs as incurred given that it is still in the exploration stage. Once the Company has identified proven and probable reserves in its investigation of its properties and upon development of a plan for operating a mine, it would enter the development stage and capitalize future costs until production is established. When a property reaches the production stage, the related capitalized costs will be amortized, using the units-of-production method over the estimated life of the probable-proven reserves. When the Company has capitalized mineral properties, these properties will be periodically assessed for impairment of value and any diminution in value. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed.

Impairment of Long-lived Assets

The Companies account for the impairment or disposal of long-lived assets according to FASB ASC 360 “Property, Plant and Equipment”. ASC 360 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimate fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. During the period from April 30, 2011 (inception) to December 31, 2011, the Company recorded impairment of mining rights of $99,474. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. Such costs were impaired as the associated mineral properties do not currently have any identified proven and probable reserves.

AMERICAN STRATEGIC MINERALS CORPORATION
(EXPLORATION STAGE COMPANY)
December 31, 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions.

Recent Accounting Pronouncements

In May 2011, FASB issued Accounting Standards Update (“ASU”) No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS” (“ASU No. 2011-04”). ASU No. 2011-04 provides guidance which is expected to result in common fair value measurement and disclosure requirements between U.S. GAAP and IFRS. It changes the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. It is not intended for this update to result in a change in the application of the requirements in Topic 820. The amendments in ASU No. 2011-04 are to be applied prospectively. ASU No. 2011-04 is effective for public companies for interim and annual periods beginning after December 15, 2011. Early application is not permitted. This update is not expected to have a material impact on the Company’s financial statements.

In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income” (“ASU No. 2011-05”). In ASU No. 2011-05, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The amendments in ASU No. 2011-05 do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. They also do not change the presentation of related tax effects, before related tax effects, or the portrayal or calculation of earnings per share. The amendments in ASU No. 2011-05 should be applied retrospectively. The amendment is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted, because compliance with the amendments is already permitted. The amendments do not require any transition disclosures. This update is not expected to have a material impact on the Company’s financial statements.

In September 2011, the FASB issued ASU No. 2011-08, “Intangibles — Goodwill and Other (Topic 350)” (“ASU No. 2011-08”). In ASU No. 2011-08, an entity is permitted to make a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two-step goodwill impairment test. If an entity concludes that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, it would not be required to perform the two-step impairment test for that reporting unit. The ASU’s objective is to simplify how an entity tests goodwill for impairment. The amendments in ASU No. 2011-08 are effective for annual and interim goodwill and impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The Company is evaluating the requirements of ASU No. 2011-08 and has not yet determined whether a revised approach to evaluation of goodwill impairment will be used in future assessments. This update is not expected to have a material impact on the Company’s financial statements.

Other accounting standards that have been issued or proposed by the FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

AMERICAN STRATEGIC MINERALS CORPORATION
(EXPLORATION STAGE COMPANY)
December 31, 2011

NOTE 3 - MINERAL CLAIMS

DUNN

The Dunn Property consists of two separate mining leases, one of which covers 7 unpatented mining claims on BLM land, and the other lease encompassing 1,520 acres of land owned by J. H. Ranch, Inc. including both the mineral and the surface estate.

The J. H. Ranch Lease.  On December 28, 2011, the Company became the Lessee of 1,520 acres of land owned by J. H. Ranch, Inc. (the “Lessor”) under a Lease Assignment/Acceptance Agreement (the “Lease Assignment”) in which Nuclear Energy Corporation LLC assigned all of its rights in a lease (the “Lease”) with J. H. Ranch, Inc., to the Company for consideration of $99,474 secured by a promissory note in favor of Nuclear Energy Corporation LLC.

The Lease was originally executed on October 21, 2011 between the Lessor and Nuclear Energy Corporation LLC.  Upon the Company’s assumption of the position of Lessee, the Company has the right to explore for, extract, transport, and dispose of all uranium, thorium, vanadium, and all minerals occurring in association therewith on the Property, with the exclusive right to enter and occupy the surface of the Property for those purposes.  The term of the Lease is for 20 years or for so long thereafter that the Lessee complies with the terms of the Lease.

For the first five years of the lease, the Company is required to pay to J. H. Ranch, Inc. the following annual lease payments, each due 30 days after each anniversary of execution of the Lease:  (1) $43,750 within 30 days after execution of the agreement (already paid by Nuclear Energy, and included in the $99,474 due under the Lease Assignment); (2) $42,500; (3) $70,000; (4) $87,500; (5) $87,500.  Beginning with the fifth anniversary, the Company must pay $10 for each acre of land in the Lease.  In addition to the lease payments, the Company is required to pay an advanced royalty, each due 30 days after each anniversary of execution of the Lease, in the following amounts:  (1) $43,750 within 30 days after execution of the agreement (already paid by Nuclear Energy, and included in the $99,474 due under the Lease Assignment); (2) $42,500; (3) $70,000; (4) $87,500; (5) $87,500.  The Company is also required to pay a production royalty of 6.25% of the fair market value (defined in the agreement) of all crude ores containing uranium, vanadium, thorium, and all related minerals mined, shipped, or sold from the leased premises.  For each year that an advanced royalty is due, the advanced royalty will be credited against the production royalty.  When production royalty payments equal the cumulative amount due to the Lessor as advanced royalty payments, the production royalty shall increase to 12.5% of the fair market value of all crude ores containing uranium, vanadium, thorium, and all related minerals mined, shipped, or sold from the leased premises.

Additionally, the Company is required to pay to the Lessor a one time damage payment of $2,000 for each acre of land that is rendered permanently unusable for farming or grazing as a result of the Company’s mining activities, $200 for each drill site constructed, and $500 for each ventilation borehole constructed.

BLM Land.  The Mining Lease covering the unpatented mining claims gives the Company the exclusive right to conduct mineral exploration and development activities on the Property, subject to regulation by the BLM.  The lease commenced on November 2, 2011and is for a term of 20 years.  In order to maintain its rights under the lease, the Company is required to pay annual BLM maintenance fees, with payment under the lease due 90 days before the BLM’s deadline for payment of such fees, in addition to any other costs associated with holding the unpatented mining claims.

The Dunn Property is located in eastern San Juan County, Utah, in the heart of the prolific Sage Plain Mining District.  Uranium/vanadium mineralization at the Dunn is hosted in thick, flat lying fluvial sandstones in the upper rim of the Late Jurassic Salt Wash Member of the Morrison Formation.  Depth to mineralization ranges from 640 to 700 feet below surface.

AMERICAN STRATEGIC MINERALS CORPORATION
(EXPLORATION STAGE COMPANY)
December 31, 2011

NOTE 3 - MINERAL CLAIMS (continued)

Mineralization at the Dunn Property was originally discovered by Gulf Oil Corporation in 1967. The property was subsequently acquired by Atlas Minerals in the 1970’s.  By 1981, Atlas had delineated a significant enough resource to justify constructing a 4,000-foot decline.  The decline successfully reached the western boundary of the ore body, but before any ore could be shipped Atlas ceased operations in 1983 when diverted by financial setbacks which forced their full attention on operations at the Velvet Mine.

Based on past drilling, there are 94 existing mineable grade intercepts.  The Dunn is attractive from the standpoint that it is located in the prolific Sage Plain District, and the past drilling is open to the north, east, and south.  Initial operations at the Dunn include refurbishing the existing decline that terminates at the ore body, commencing production within the historic drilling area and completing a drilling program in the open areas adjacent to the past drilling.

Access to the Dunn Property is via U.S. Highway 491 at the intersection with the southern extent of West Summit Road (San Juan County Road 313) which is paved and well maintained year round.  West Summit Road accesses the project 10.8 miles north of U.S. Highway 491 and provides year round access to an intersection with a private, graveled road which then passes over the Company's leased lands, ending at the Dunn portal after 2.1 miles.

Cutler King

The Cutler King Property consists of a Mining Lease covering 3 unpatented mining claims on Bureau of Land Management (“BLM”) land in San Juan County, Utah.  The Mining Lease gives the Company the exclusive right to conduct mineral exploration and development activities on the Property, subject to regulation by the BLM.  The lease commenced on November 2, 2011 and is for a term of 20 years.  In order to maintain its rights under the lease, The Company is required to pay annual BLM maintenance fees, with payment under the lease due 90 days before the BLM’s deadline for payment of such fees, in addition to any other costs associated with holding the unpatented mining claims.

To maintain the unpatented mining claims in good standing with the BLM, annual maintenance fee payments must be made to the BLM, in lieu of annual assessment work, on or before September 1 of each year. These claim fees are $140.00 per claim per year, plus minimal per claims cost of approximately $10 to $15 per claim recording fees to San Juan County where the claims are located.

With regard to the unpatented mining claims, future exploration drilling will require the Company to either file a Notice of Intent or a Plan of Operations with the Bureau of Land Management, depending upon the amount of new surface disturbance that is planned.  A Notice of Intent is for planned surface activities that anticipate less than 5.0 acres of surface disturbance, and usually can be obtained within a 30 to 60-day time period.  A Plan of Operations will be required if there is greater than 5.0 acres of new surface disturbance involved with the planned exploration work.  A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the BLM.

The Cutler King ore body is located on the northwestern flank of Big Indian Valley, in the prolific Lisbon Valley District, in northern San Juan County, Utah.  Uranium mineralization is hosted in tilted (~6o) fluvial arkosic sandstones and siltstones of the Late Permian Cutler Formation.  Mineralization is primarily oxidized uranium minerals which migrated down dip from adjacent high-grade deposits in the overlying Triassic, resulting in very thick and continuous mineralization.  Depth to mineralization ranges from 700 to 900 feet below surface.

The Cutler King ore body was discovered by Homestake Mining Company by surface drilling from 1978 to 1982.  It is north and adjacent to large prolific mines including the Far West, Alice, Small Fry and La Sal II.  Depressed market conditions halted drilling activities prior to delineating the full extent of the ore body. Based on past drilling, there are 54 existing mineable grade intercepts with additional mineralization possible in all directions.

The Cutler King Property is accessed by taking UT Highway 46 near Lasal, Utah, turning south onto UT Highway 113 (Lisbon Valley Road), and continuing 5.0 miles.  Turn west onto Homestake Road, continue .9 miles to proposed shaft site.  The Cutler King is easily accessible year round via 2-wheeldrive vehicle.

AMERICAN STRATEGIC MINERALS CORPORATION
(EXPLORATION STAGE COMPANY)
December 31, 2011

NOTE 3 - MINERAL CLAIMS (continued)

Centennial-Sun Cup

The Centennial-Sun Cup Property consists of a Mining Lease covering 42 unpatented mining claims on BLM land in San Miguel County, Colorado.  The Mining Lease gives the Company the exclusive right to conduct mineral exploration and development activities on the Property, subject to regulation by the BLM.  The lease commenced on November 2, 2011 and is for a term of 20 years.  In order to maintain its rights under the lease, the Company is required to pay annual BLM maintenance fees, with payment under the lease due 90 days before the BLM’s deadline for payment of such fees, in addition to any other costs associated with holding the unpatented mining claims.

To maintain the unpatented mining claims in good standing with the BLM, annual maintenance fee payments must be made to the BLM, in lieu of annual assessment work, on or before September 1 of each year. These claim fees are $140.00 per claim per year, plus minimal per claims cost of approximately $10 to $15 per claim recording fees to San Miguel County where the claims are located.

With regard to the unpatented mining claims, future exploration drilling will require the Company to either file a Notice of Intent or a Plan of Operations with the Bureau of Land Management, depending upon the amount of new surface disturbance that is planned.  A Notice of Intent is planned for surface activities that anticipate less than 5.0 acres of surface disturbance, and usually can be obtained within a 30 to 60-day time period.  A Plan of Operations will be required if there is greater than 5.0 acres of new surface disturbance involved with the planned exploration work.  A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the BLM.

The Centennial-Sun Cup mine complex (CSC) is situated along the northern limb of the Dolores Anticline in western San Miguel County, Colorado, within the Uravan Mineral Belt.  Uranium and vanadium mineralization occurs within the gently dipping upper and middle rim fluvial sandstones of the Late Jurassic Salt Wash Member of the Morrison Formation at an average depth of 320 feet below surface.

North American Uranium Corporation initially discovered the Sun Cup deposit in the late 1960s, and full scale production commenced in 1970.  The nearby Centennial deposit to the southwest of the Sun Cup Mine was discovered by Minerals Recovery Corporation (“MRC”), a division of Wisconsin Public Service, in the mid-1970s.  Surface and underground exploration showed that the mines intercepted the same mineralization and further mining connected the workings into one of the largest and most productive Salt Wash mines in Colorado.

Due to depressed uranium prices, MRC’s large scale operations at the mine ceased in the mid-1980s, whereby B-Mining Company (“BMC”) of Nucla, Colorado acquired the property in the mid-1980s and mined periodically until 1999.
Based on past drilling, there are 86 mineable grade intercepts. The underground workings are in excellent condition, and can accommodate near-term and low-cost production.  Potential for resource growth at the Centennial-Sun Cup Property is very high and would likely focus in and around the vicinity of the Centennial II, a neighboring ore body which is open in all directions.

The Centennial claims overlap San Miguel County Road 16R 7 miles after 16R intersects with State Highway 141 near the center of Disappointment Valley.  Branching from 16R, several year round 2-wheel drive accessible roads lead to the various mine openings, and hundreds of drilling and exploration roads transect the claims.

AMERICAN STRATEGIC MINERALS CORPORATION
(EXPLORATION STAGE COMPANY)
December 31, 2011

NOTE 3 - MINERAL CLAIMS (continued)

Bull Canyon

The Bull Canyon Property consists of a Mining Lease of 2 unpatented mining claims in Montrose County, Colorado.  The Mining Lease gives the Company the exclusive right to conduct mineral exploration and development activities on the Property, subject to regulation by the BLM.  The lease commenced on November 2, 2011 and is for a term of 20 years.  In order to maintain its rights under the lease, the Company is required to pay annual BLM maintenance fees, with payment under the lease due 90 days before the BLM’s deadline for payment of such fees, in addition to any other costs associated with holding the unpatented mining claims.

To maintain the unpatented mining claims in good standing with the BLM, annual maintenance fee payments must be made to the BLM, in lieu of annual assessment work, on or before September 1 of each year. These claim fees are $140.00 per claim per year, plus minimal per claims cost of approximately $10 to $15 per claim recording fees to Montrose County where the claims are located.

With regard to the unpatented mining claims, future exploration drilling will require the Company to either file a Notice of Intent or a Plan of Operations with the Bureau of Land Management, depending upon the amount of new surface disturbance that is planned.  A Notice of Intent is planned for surface activities that anticipate less than 5.0 acres of surface disturbance, and usually can be obtained within a 30 to 60-day time period.  A Plan of Operations will be required if there is greater than 5.0 acres of new surface disturbance involved with the planned exploration work.  A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the BLM.

The Bull Canyon Property is located along the rim of Bull Canyon in western Montrose County, Colorado within the Uravan Mineral Belt.  Uranium and vanadium mineralization is hosted in flat lying fluvial sandstones in the middle rim of the Late Jurassic Salt Wash Member of the Morrison Formation.  Ore grade mineralization associated with the property occurs in outcrop on the canyon rim, and mineralization away from the canyon wall ranges from 80 to 150 feet below the surface.

The original discovery of the Bull Canyon ore body was by B-Mining Company of Nucla, Colorado in the early 1970s.

Based on past drilling, there are 14 existing mineable grade intercepts.  The ore body is open in every direction away from the canyon rim, and is a prime target for resource expansion via low-cost, shallow drilling.  Production at Bull Canyon would be a near-term, low-cost operation with immediate ore production at the outcrop.

To access the Bully Canyon Property, begin at highway junction Highway 145-Highway 141 and Highway 90 turn left on Highway 90 and continue 7 miles. Turn left on Montrose County DD19 RD, continue 4 miles. Turn right on Montrose County FF 16 RD, continue 1 mile. Turn left on Montrose County GG16 RD continue 5 miles and make a left and continue 1 mile to the mine. The road is maintained by the County and is accessible via 2-wheeldrive access, except the last mile is with 4-wheeldrive access.

Martin Mesa

The Martin Mesa Property consists of a Mining Lease covering 51 unpatented mining claims on BLM land in Montrose County, Colorado.  The Mining Lease gives the Company the exclusive right to conduct mineral exploration and development activities on the Property, subject to regulation by the BLM.  The lease commenced on November 2, 2011 and is for a term of 20 years.  In order to maintain its rights under the lease, the Company is required to pay annual BLM maintenance fees, with payment under the lease due 90 days before the BLM’s deadline for payment of such fees, in addition to any other costs associated with holding the unpatented mining claims.

To maintain the unpatented mining claims in good standing with the BLM, annual maintenance fee payments must be made to the BLM, in lieu of annual assessment work, on or before September 1 of each year. These claim fees are $140.00 per claim per year, plus minimal per claims cost of approximately $10 to $15 per claim recording fees to Montrose County where the claims are located.

AMERICAN STRATEGIC MINERALS CORPORATION
(EXPLORATION STAGE COMPANY)
December 31, 2011

NOTE 3 - MINERAL CLAIMS (continued)

With regard to the unpatented mining claims, future exploration drilling will require the Company to either file a Notice of Intent or a Plan of Operations with the Bureau of Land Management, depending upon the amount of new surface disturbance that is planned.  A Notice of Intent is planned for surface activities that anticipate less than 5.0 acres of surface disturbance, and usually can be obtained within a 30 to 60-day time period.  A Plan of Operations will be required if there is greater than 5.0 acres of new surface disturbance involved with the planned exploration work.  A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the BLM.

Martin Mesa is located on the northern flank of the Paradox Valley anticline, in Montrose County, Colorado in the heart of the Uravan Mineral Belt.  Mineralization is hosted in fluvial sandstones in the upper, middle, and lower rims of the Late Jurassic Salt Wash Member of the Morrison Formation.  Martin Mesa has multiple mineralized areas that are very shallow and are easily accessible from the rim outcrop.  Depth to mineralization ranges from 80 to 300 feet from surface.

Martin Mesa was mined from 1915 through the 1920s for vanadium and radium, then again in the late 1930s in support of the Manhattan Project through the late 1950s, after which no mining has occurred to date.  Drilling has taken place on the property from the 1940s through 2009 comprising over 400 drill holes on 26 of the 51 claims.  The long history of drilling has resulted in the delineation of multiple areas of mineralization.  Lake Side Monarch, Vanadium Corporation of America, General Electric, Denver Mineral Exploration Corporation, Minerals Recovery Corporation, Dolores Bench Exploration and Mining Company, and Zenith Minerals have all leased the property and conducted exploration at the property.

Based on past drilling, there are over 50 existing mineable grade intercepts.  Martin Mesa's shallow mineralization near the rim outcrop also allows for near-term, low cost production.  Known mineralization is open on all sides away from the rim and additional drilling is anticipated to expand the historic drilling. The Martin Mesa claims overlap Montrose County Roads T12, T13, and S13, which branch from Montrose County Road R13 2.5 miles after R13 intersects with State Highway 141 near Uravan, Colorado.  All of the county roads are well maintained and allow year round 2-wheeldrive access.

Avalanche/Ajax

The Avalanche/Ajax Property consists of a Mining Lease covering 8 unpatented mining claims on land administered by the BLM and the Manti-LaSal National Forest in San Juan County, Utah.  The Mining Lease gives the Company the exclusive right to conduct mineral exploration and development activities on the Property, subject to regulation by the BLM and the U.S. Forest Service.  The lease commenced on November 2, 2011 and is for a term of 20 years.  In order to maintain its rights under the lease, the Company is required to pay annual BLM maintenance fees, with payment under the lease due 90 days before the BLM’s deadline for payment of such fees, in addition to any other costs associated with holding the unpatented mining claims.

To maintain the unpatented mining claims in good standing with the BLM, annual maintenance fee payments must be made to the BLM, in lieu of annual assessment work, on or before September 1 of each year. These claim fees are $140.00 per claim per year, plus minimal per claims cost of approximately $10 to $15 per claim recording fees to San Juan County where the claims are located.

With regard to the unpatented mining claims, future exploration drilling will require the Company  to either file a Notice of Intent or a Plan of Operations with the U.S. Forest Service, depending upon the amount of new surface disturbance that is planned.  A Notice of Intent is planned for surface activities that anticipate less than 5.0 acres of surface disturbance, and usually can be obtained within a 30 to 60-day time period.  A Plan of Operations will be required if there is greater than 5.0 acres of new surface disturbance involved with the planned exploration work.  A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the Forest Service.

AMERICAN STRATEGIC MINERALS CORPORATION
(EXPLORATION STAGE COMPANY)
December 31, 2011

NOTE 3 - MINERAL CLAIMS (continued)

The Avalanche/Ajax is located in central San Juan County, Utah in the Cottonwood Wash Mining District.  Mineralization is hosted in gently dipping fluvial conglomeratic sand lenses of the Early Triassic Shinarump Member of the Chinle Formation.  Depth to mineralization ranges from 40 to 250 feet below surface.

Small private companies produced uranium on this property from the early 1950s through 1976.  In 1976, a 600-foot access drift to the known mineralization was completed.

Based on past drilling, there are over 150 existing mineable grade intercepts. The Avalanche/Ajax is very shallow mineralization targeted for near-term, low cost production.

To access the Avalache/Ajax Property, from Utah Highway 95 turn north onto San Juan County Road 228 (Cottonwood Rd), continue 9.3 miles.  Turn North onto San Juan County Rd 268 (North Elk Mountain Rd), continue 9.6 miles to Avalanche Portal.  The road is County maintained from spring to fall.  Depending upon snowfall, 4-wheeldrive may be necessary in winter.

Home Mesa

The Home Mesa Property consists of a Mining Lease covering 9 unpatented mine claims on BLM land in San Juan County, Utah.  The Mining Lease gives the Company the exclusive right to conduct mineral exploration and development activities on the Property, subject to regulation by the BLM.  The lease commenced on November 2, 2011 and is for a term of 20 years.  In order to maintain its rights under the lease, the Company  is required to pay annual BLM maintenance fees, with payment under the lease due 90 days before the BLM’s deadline for payment of such fees, in addition to any other costs associated with holding the unpatented mining claims.

To maintain the unpatented mining claims in good standing with the BLM, annual maintenance fee payments must be made to the BLM, in lieu of annual assessment work, on or before September 1 of each year. These claim fees are $140.00 per claim per year, plus minimal per claims cost of approximately $10 to $15 per claim recording fees to San Juan County where the claims are located.

With regard to the unpatented mining claims, future exploration drilling will require the Company  to either file a Notice of Intent or a Plan of Operations with the Bureau of Land Management, depending upon the amount of new surface disturbance that is planned.  A Notice of Intent is planned for surface activities that anticipate less than 5.0 acres of surface disturbance, and usually can be obtained within a 30 to 60-day time period.  A Plan of Operations will be required if there is greater than 5.0 acres of new surface disturbance involved with the planned exploration work.  A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the BLM.

The Home Mesa ore body is located in western San Juan County, Utah, four miles north of the Deer Flat Mining District.  Mineralization is hosted in flat lying fluvial conglomeratic sand lenses of the Early Triassic Shinarump Member of the Chinle Formation.  Depth to mineralization is 80 feet below surface.

In 1976 Plateau Resources, started a comprehensive exploration program that was completed in1984.
Based on past drilling, there are 93 existing mineable grade intercepts. Mining will require a 500-foot decline for access to the main areas of mineralization.

To access the Home Mesa Property, from Utah Highway 95 near Natural Bridges; turn north onto Utah Highway 275, continue .6 miles.  Turn north onto San Juan County Road 268 (South Elk Mountain Rd), continue 7.9 miles.  Turn left onto San Juan County Road 256 (Wooden Shoe Rd), continue 13.8 miles to Home Mesa Claims.  The road is County maintained from spring to fall.  Depending upon snowfall, 4-wheeldrive may be necessary in winter.

AMERICAN STRATEGIC MINERALS CORPORATION
(EXPLORATION STAGE COMPANY)
December 31, 2011

NOTE 4 – NOTES PAYABLE – RELATED PARTY

In November 2011, the Company issued a promissory note for $53,500 to an affiliated company owned by the officers of the Company. The note was payable in full without interest on or before January 15, 2012.

In December 2011, the Company issued a promissory note for $99,474 to an affiliated company owned by the officers of the Company. The note was payable in full without interest on or before January 15, 2012. The Company shall pay to the note holder a late charge of 5% per annum if payment is not received within 15 days after January 15, 2012. Such note was in connection with the execution of a lease assignment agreement between the Company and the affiliated company for certain mineral rights located in San Juan County, Utah.

On January 30, 2012, the Company paid both promissory notes for a total of $152,974. The affiliated company agreed not to charge the Company a late penalty fee upon satisfaction of the notes.

NOTE 5 - STOCKHOLDERS' DEFICIT

The authorized capital of the Company is 100,000 common shares with no par value.

In November 2011, the Company issued 100,000 shares of common stock to its officers at a price of $0.05 per share in exchange for cash proceeds of $5,000, as well as the execution of certain mining lease agreements between the Company and certain officers and affiliated companies owned by the officers of the Company, and also the exchange of drilling and resource data owned by certain officers and affiliated companies owned by the officers of the Company. The mineral properties are located in the County of San Juan, Utah, County of Montrose, Colorado and County of San Miguel, Colorado.

NOTE 6 – RELATED PARTY TRANSACTIONS

In November 2011, the Company issued a promissory note for $53,500 to an affiliated company owned by the officers of the Company. The note was payable in full without interest on or before January 15, 2012.

In December 2011, the Company issued a promissory note for $99,474 to an affiliated company owned by the officers of the Company. The note was payable in full without interest on or before January 15, 2012. Such note was in connection with the execution of a lease assignment agreement between the Company and the affiliated company for certain mineral rights located in San Juan County, Utah.

On January 30, 2012, the Company paid both promissory notes above for a total of $152,974. The affiliated company agreed not to charge the Company a late penalty fee upon satisfaction of the notes.

In November 2011, the Company issued 100,000 shares of common stock to its officers at a price of $0.05 per share in exchange for cash proceeds of $5,000, as well as the execution of certain mining lease agreements between the Company and certain officers and affiliated companies owned by the officers of the Company, and also the exchange of drilling and resource data owned by certain officers and affiliated companies owned by the officers of the Company. The mineral properties are located in the County of San Juan, Utah, County of Montrose, Colorado and County of San Miguel, Colorado.

AMERICAN STRATEGIC MINERALS CORPORATION
(EXPLORATION STAGE COMPANY)
December 31, 2011

NOTE 7 - INCOME TAXES

The Company accounts for income taxes under ASC Topic 740: Income Taxes which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company has a net operating loss carryforward for tax purposes totaling approximately $9,800 at December 31, 2011, expiring through the year 2031. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after certain ownership shifts.

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for the period ended:

December 31, 2011
Tax benefit computed at “expected” statutory rate	$(37,169)
State income taxes, net of benefit	(492)
Permanent differences	33,820
Increase in valuation allowance	3,841
Net income tax benefit	$-

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for the period ended:

December 31, 2011

Computed "expected" tax expense (benefit)	(34.0)%
State income taxes	(5.0)%
Change in valuation allowance	39.0%

Effective tax rate	0.0%

The Company has a deferred tax asset which is summarized as follows at December 31, 2011:

Deferred tax assets:
Net operating loss carryover	$3,841
Less: valuation allowance	(3,841)
Net deferred tax asset	$-

After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance at December 31, 2011, due to the uncertainty of realizing the deferred income tax assets.  The valuation allowance was increased by $3,841.

AMERICAN STRATEGIC MINERALS CORPORATION
(EXPLORATION STAGE COMPANY)
December 31, 2011

NOTE 8 – COMMITMENTS AND CONTINGENCIES

In November 2011, the Company entered into several mining lease agreements with certain officers of the Company and affiliated companies owned by the officers of the Company (collectively the “Lessors”). Such mining lease agreements grants and leases to the Company mineral properties located in the County of San Juan, Utah, County of Montrose, Colorado and County of San Miguel, Colorado. The term of the mining lease agreements shall be for the period of 20 years. The Company is required to pay the annual Bureau of Land Management maintenance fees and other fees required to hold the mineral properties. If the Company fails to keep or perform according to the terms of this agreement shall constitute an event of default and as such the Company shall have 10 days after receipt of default notice to make good or cure the default. Upon failure to cure the default, such mining lease agreements shall be terminated by the Lessors. The Company shall be under no further obligation or liability to the Lessors from and after the termination except for the performance of obligations and satisfaction of accrued liabilities to Lessors or third parties prior to such termination.

In December 2011, the Company entered into a lease assignment/acceptance agreement with an affiliated company owned by the officers of the Company whereby the affiliated company agreed to assign its mineral rights and interests to the Company under a Surface and Mineral Lease Agreement (the “Agreement”) dated in October 2011 with J.H. Ranch, Inc. (the “Lessor”) located in San Juan County, Utah. The Company agreed to perform all of the affiliated company’s obligation under the Agreement, including the payment of all lease payments, annual rents, advanced royalties, production royalties and other compensation as defined in the 20 year term Agreement.

The following schedule consists of the lease payment to Lessor based from the Agreement:

Due Date of Lease Payments from October 2011	Amount of Lease Payment

On or before the 30th day after the 1st Anniversary	$42,500
On or before the 30th day after the 2nd Anniversary	$70,000
On or before the 30th day after the 3rd Anniversary	$87,500
On or before the 30th day after the 4th Anniversary as the 5th and final payment	$87,500

The Company is required under the terms of the Agreement to make annual rent payments commencing on or before the 30th day after the 5th anniversary and each year thereafter and shall pay $10 for each acre of land contained within the lease premises.

The following schedule consists of the advance royalty payments to Lessor based from the Agreement:

Due Date of Advance Royalty Payments from October 2011	Amount of Advance Royalty Payment

On or before the 30th day after the 1st Anniversary	$42,500
On or before the 30th day after the 2nd Anniversary	$70,000
On or before the 30th day after the 3rd Anniversary	$87,500
On or before the 30th day after the 4th Anniversary as the 5th and final payment	$87,500

The Company shall pay a production royalty of 6.25% of the fair market value of all crude ores containing uranium, canadium and associated and related minerals mined and sold from the leased deposits. When production royalty payments from the sales of ores from the leased premises equal the cumulative amount due to Lessor as advanced royalty payment, the Company shall pay Lessor 12.5% of the fair market value as defined in the Agreement.

AMERICAN STRATEGIC MINERALS CORPORATION
(EXPLORATION STAGE COMPANY)
December 31, 2011

NOTE 9 – SUBSEQUENT EVENTS

On January 26, 2012, the Company and the shareholders of the Company (the “Amicor Shareholders”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with American Strategic Minerals Corporation, a Nevada corporation, formerly Verve Ventures, Inc (the “Public Company”).  Upon closing of the transaction contemplated under the Exchange Agreement (the “Share Exchange”), on January 26, 2012, the Amicor Shareholders (nine persons) transferred all of the issued and outstanding capital stock of the Company to the Public Company in exchange for an aggregate of 10,000,000 shares of the common stock of the Public Company.  Such exchange caused the Company to become a wholly-owned subsidiary of the Public Company.  Additionally, as further consideration for entering into the Exchange Agreement, certain Amicor Shareholders received ten-year warrants to purchase an aggregate of 6,000,000 shares of the Public Company’s Common Stock with an exercise price of 0.50 per share (the “Share Exchange Warrants”).  The Share Exchange Warrants may be exercised on a cashless basis after 12 months from the date of issuance in the absence of an effective registration statement covering the resale of the shares of Common Stock underlying the Share Exchange Warrants.

Upon the closing of the Share Exchange and simultaneously with the effectiveness of the Share Exchange, George Glasier was appointed as the Public Company’s Chief Executive Officer, President and Chairman, Michael Moore, a director of the Company, was appointed as the Public Company’s Chief Operating Officer and Kathleen Glasier, President of the Company, was appointed as the Public Company’s Secretary. George Glasier is married to Kathleen Glasier.

On January 30, 2012, the Company paid both promissory notes to an affiliated company for a total of $152,974 (see Note 4). The affiliated company agreed not to charge the Company a late penalty fee upon satisfaction of the notes.